EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Secure Computing Corporation for the registration of 148,727 shares of its common stock and to the incorporation by reference therein of our report dated January 30, 1997, with respect to the consolidated financial statements and the related financial statement schedule of Secure Computing Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP

Minneapolis, Minnesota
April 28, 1997